Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

14 March 2012

RECOMMENDED CASH OFFER

for

GlobeOp Financial Services S.A. (“GlobeOp” or the “Company”)

by

SS&C Technologies Holdings Europe S.à r.l. (“Bidco”)

an indirect wholly owned subsidiary of

SS&C Technologies Holdings, Inc. (“SS&C”)

Summary

•

Further to SS&C’s announcement on 5 February 2012 that it had been conducting due diligence on GlobeOp and its subsequent announcement on 8 March 2012 that it had made a proposal to the Independent Directors concerning a possible cash offer for the Company, SS&C and the Independent Directors are pleased to announce that they have reached agreement on the terms of a recommended cash offer pursuant to which Bidco (a wholly owned subsidiary of SS&C) will acquire the entire issued and to be issued share capital of GlobeOp.

•	Under the terms of the Offer, GlobeOp Shareholders will be entitled to receive 485 pence in cash for each GlobeOp Share held. The Offer Price represents a premium of approximately:

•	65.5 per cent. to the Closing Price of 293 pence per GlobeOp Share on 5 January 2012 (being the last Business Day prior to the announcement of a possible offer for the Company);

•	77.6 per cent. to the volume weighted average Closing Price of approximately 273 pence per GlobeOp Share for the three month period to 5 January 2012; and

•	11.5 per cent. to the TPG Offer which the Independent Directors have previously recommended.

•	The Offer values the entire issued and to be issued share capital of GlobeOp at approximately £572 million.

•

The Independent Directors, who have been so advised by Evercore Partners, consider the terms of the Offer to be fair and reasonable. In providing advice to the Independent Directors, Evercore Partners has taken into account the commercial assessments of the Independent Directors. The Independent Directors intend to recommend unanimously that GlobeOp Shareholders accept the Offer. Accordingly, the Independent Directors have withdrawn their recommendation of the TPG Offer.

•

Bidco, a company incorporated under the laws of Luxembourg, is an indirect wholly owned subsidiary of SS&C. SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. More than 5,000 financial services organisations, from the world’s largest to local financial services organisations, manage and account for their investments using SS&C’s products and services. These clients manage in the aggregate over US$16 trillion in assets.

•

The Offer is subject to the conditions and further terms set out in Appendix 1 to this announcement which include (i) Bidco having acquired (by way of the Offer or otherwise) GlobeOp Shares carrying more than 70 per cent. of the voting rights in GlobeOp, (ii) approvals and consents having been received from the FSA, the Central Bank of Ireland, the Cayman Islands Monetary Authority and an application having been submitted to the Financial Industry Regulatory Authority in sufficient time, and (iii) the satisfaction of all merger control requirements under the laws of the United States.

Commenting on the Offer, Ed Nicoll, Chairman of GlobeOp, said:

“We welcome the SS&C Offer which represents a material premium to the TPG Offer.

We have been working with SS&C since 14 January 2012 in order to maximise value for GlobeOp Shareholders and are pleased that SS&C has made an offer at an attractive price.

The Independent Directors believe the SS&C Offer represents a superior proposal to the TPG Offer and have therefore decided to recommend the SS&C Offer to all GlobeOp Shareholders.”

Commenting on the Offer, William Stone, Chairman and Chief Executive Officer of SS&C, said:

“We are very pleased to be announcing our recommended offer for GlobeOp today. GlobeOp management and employees have built a strong business, with leading products and services for its growing, world-class customer base. Together, we will be well positioned to serve our customers with an enhanced product suite, offer exciting opportunities to our employees, and create value for our shareholders.”

Deutsche Bank is acting as financial adviser to SS&C. Evercore Partners is acting as financial adviser to GlobeOp.

SS&C will be giving an analyst presentation for research analysts and investors today at 1:00 p.m. (New York time). The presentation will be webcast with dial in and playback facility. For details please dial (877) 312-8798 (US and Canada) or (001) 253-237-1193 (International) or 0800 051 3806 (UK), and request the “SS&C Technologies Holdings Special Announcement”; conference ID# 62050986. A copy of the presentation will be available at http://investor.ssctech.com in due course.

Enquiries:

Deutsche Bank (Financial Adviser and Corporate Broker to SS&C) Omar Faruqui James Ibbotson James Agnew (Corporate Broking)	+44 (0) 20 7545 8000

RLM Finsbury Faeth Birch Sarah Heald	+ 44 (0) 20 7251 3801 + 44 (0) 7768 943 171 + 44 (0) 7771 982 101

Evercore Partners (Financial Adviser to GlobeOp) Edward Banks Andrew Price	+44 (0) 20 7268 2700

BofA Merrill Lynch (Corporate Broker to GlobeOp) Andrew Tusa Marcus Jackson	+44 (0) 20 7996 1000

Espirito Santo Investment Bank (Corporate Broker to GlobeOp) Peter Tracey Richard Crawley James Staveley	+44 (0) 20 7456 9191

Brunswick Group LLP (Media enquiries to GlobeOp) Gill Ackers Sheena Shah	+44 (0) 20 7404 5959

This summary should be read in conjunction with the following announcement and the Appendices.

The conditions to, and certain further terms of, the Offer are set out in Appendix 1. The bases and sources for certain financial information contained in this announcement are set out in Appendix 2. Certain definitions and terms used in this announcement are set out in Appendix 3.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser to SS&C and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than SS&C and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Evercore Partners, through Evercore Group and Evercore International, is acting exclusively for GlobeOp and no one else in connection with the Offer and will not be responsible to anyone other than GlobeOp for providing the protections afforded to clients of Evercore Partners or for providing advice in connection with the Offer or any matter referred to herein. Evercore Group is a broker-dealer registered with the US Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority in the United States. Evercore International is authorised and regulated in the United Kingdom by the FSA.

Merrill Lynch International is authorised and regulated in the United Kingdom by the FSA and is acting as corporate broker to GlobeOp and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than GlobeOp for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Execution Noble & Co Limited, trading as Espirito Santo Investment Bank, is authorised and regulated in the United Kingdom by the FSA and is acting as corporate broker to GlobeOp and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than GlobeOp for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities pursuant to this announcement or otherwise. The Offer will be made solely by the Offer Document and the Form of Acceptance accompanying the Offer Document, when issued, which will contain the full terms and conditions of the Offer, including details of how the Offer may be accepted.

This announcement has been prepared for the purpose of complying with English law, the Takeover Code and Luxembourg law and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and Luxembourg.

Overseas Shareholders

The distribution of this announcement in jurisdictions other than the United Kingdom or the United States and the availability of the Offer to GlobeOp Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States or GlobeOp Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about, and observe, any applicable requirements.

Unless otherwise determined by Bidco, or required by the Takeover Code and permitted by applicable law and regulation, the Offer is not being, and will not be, made, directly or indirectly, in or into or by the use of the mails of, or by any other means or instrumentality (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facility of a national state or other securities exchange of any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

Accordingly, unless otherwise determined by Bidco or required by the Takeover Code and permitted by applicable law and regulation, copies of this announcement and all documents relating to the Offer are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction and persons receiving this announcement (including, without limitation, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in, into or from such jurisdiction. Any person (including, without limitation, any custodian, nominee and trustee) who would, or otherwise intends to, or who may have a contractual or legal obligation to, forward this announcement and/or the Offer Document and/or any other related document to any jurisdiction outside the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction.

Residents of the United States

GlobeOp is a company organised under the laws of Luxembourg. The Offer is made to all shareholders of GlobeOp and is made solely pursuant to English law, the Takeover Code and Luxembourg law and, in the United States in compliance with the applicable provisions of Section 14(e) and Regulation 14E under the US Securities Exchange Act of 1934, as amended (the “Exchange Act”) and otherwise in accordance with the requirements of the Takeover Code. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law. The Offer is not made or intended to be made pursuant to the provisions of any other law. The Offer will be made in the United States by Bidco and no one else.

In accordance with normal UK market practice, Bidco, or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, GlobeOp Shares outside the Offer before or during the period in which the Offer remains open for acceptance. Those purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom. If such purchases or arrangements to purchase are made they will be made outside the United States and will comply with applicable law, including the Exchange Act.

Forward-looking statements

This announcement, including information included or incorporated by reference in this announcement, may contain “forward-looking statements” concerning the Wider SS&C Group and/or the Wider GlobeOp Group. Generally, the words “will”, “may”, “should”, “continue”, “believes”, “expects”, “intends”, “anticipates” or similar expressions identify forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested by them. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions and the behaviours of other market participants, and therefore undue reliance should not be placed on such statements which speak only as at the date of this announcement. Neither the Wider SS&C Group nor the Wider GlobeOp Group assume any obligation to, and do not intend to, update these forward-looking statements, except as required pursuant to applicable law.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Please be aware that addresses, electronic addresses and certain information provided by GlobeOp Shareholders, persons with information rights and other relevant persons for the receipt of communications from GlobeOp may be provided to Bidco during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.12(c).

Publication on Website

This announcement and the display documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available on SS&C’s website at www.ssctech.com and on GlobeOp’s website at www.globeop.com by no later than 12 noon on 15 March 2012.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

14 March 2012

RECOMMENDED CASH OFFER

for

GlobeOp Financial Services S.A. (“GlobeOp” or the “Company”)

by

SS&C Technologies Holdings Europe S.à r.l. (“Bidco”)

an indirect wholly owned subsidiary of

SS&C Technologies Holdings, Inc. (“SS&C”)

Further to SS&C’s announcement on 5 February 2012 that it was conducting due diligence on GlobeOp and its subsequent announcement on 8 March 2012 that it had made a proposal to the Independent Directors concerning a possible cash offer for the Company, SS&C and the Independent Directors are pleased to announce that they have reached agreement on the terms of a recommended cash offer pursuant to which Bidco (a wholly owned subsidiary of SS&C) will acquire the entire issued and to be issued share capital of GlobeOp.

1.	The Offer

The Offer, which will be on the terms and subject to the conditions set out below and in Appendix 1, and to be set out in the Offer Document and the Form of Acceptance, will be made on the following basis:

For each GlobeOp Share	485 pence in cash

The Offer values the entire issued and to be issued share capital of GlobeOp at approximately £572 million. The Offer Price represents a premium of approximately:

•	65.5 per cent. to the Closing Price of 293 pence per GlobeOp Share on 5 January 2012 (being the last Business Day prior to the announcement of a possible offer for the Company);

•	77.6 per cent. to the volume weighted average Closing Price of approximately 273 pence per GlobeOp Share for the three month period to 5 January 2012; and

•	11.5 per cent. to the TPG Offer which the Independent Directors have previously recommended.

The GlobeOp Shares will be acquired by Bidco fully paid and free from all liens, equities, equitable interests, charges, encumbrances, options, rights of pre-emption and any other third party rights or interests of any nature whatsoever and together with all rights attaching to them as at the date of this announcement or subsequently attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made, on or after the date of this announcement.

2.	Background to and reasons for the Offer

SS&C believes a combination with GlobeOp has compelling strategic logic. SS&C has a strong track record of acquisitions, having successfully acquired over 30 companies whilst continuing to expand its product offering, win new customers and create value for its shareholders.

This transaction presents a unique opportunity to combine two independent hedge fund administrators into a full service, global, market leading business.

It is expected that the enlarged group will create a strong and reliable participant in the overall investment management servicing industry, across a number of fund strategies, including fixed income, volatility and active trading. The acquisition will seek to expand SS&C’s offerings in fixed income and diversified strategies, where GlobeOp is an active participant, and strengthen SS&C’s middle-office capabilities.

In addition to the acquisition of GlobeOp resulting in a diversification of SS&C’s business mix and increasing SS&C’s recurring, predictable revenue base, the acquisition will also expand the product offering capabilities of both SS&C and GlobeOp. In particular, it is believed that the enlarged group would provide a comprehensive array of product offerings, best of breed technologies, and complementary services under a single, public, independent platform to serve the dynamic needs of the buy-side customer base. It is expected that the combined group (including PORTIA) would also have strong cloud based computing, mobility and sophisticated portal capabilities, backed by a combined team of approximately 500 development employees.

SS&C believes that GlobeOp’s middle-office offerings would complement SS&C’s core portfolio of accounting and management products and services.

Further, it is intended that GlobeOp’s client base will augment SS&C’s existing large and diverse blue chip buy-side client base and present significant cross-sell opportunities, providing enhanced opportunities for employees, customers, and other stakeholders.

The acquisition of GlobeOp is expected to generate cost synergies of at least US$25 million to be achieved within three years following completion of the acquisition. In addition, SS&C believes that the enlarged group will benefit from revenue synergies. The transaction is expected to be earnings accretive from the first year of completion of the acquisition of GlobeOp.1

[1]	These statements should not be taken as profit forecasts or statements regarding SS&C’s expectation for earnings per share during the remainder of 2012, for 2013 or for subsequent periods.

SS&C employs a disciplined and highly focused acquisition strategy to increase the breadth and depth of its product and service offerings. The recent agreement to acquire PORTIA underscores SS&C’s strategy and further consolidates market leadership in core products. SS&C remains committed to its customers and shareholders, and believes that it sets high standards for its employees, officers and directors in ensuring that it continues to act as a good corporate citizen.

3.	Recommendation

The Independent Directors, who have been so advised by Evercore Partners, consider the terms of the Offer to be fair and reasonable. In providing advice to the Independent Directors, Evercore Partners has taken into account the commercial assessments of the Independent Directors.

The Independent Directors intend to recommend unanimously that GlobeOp Shareholders accept the Offer. Accordingly, the Independent Directors have withdrawn their recommendation of the TPG Offer.

4.	Background to and reasons for the recommendation

As described in the TPG Offer Document, the GlobeOp Board became concerned last year that the GlobeOp share price had materially underperformed the broader stock market, and as a result undertook a strategic review assisted by its financial adviser, Evercore Partners.

Following this strategic review, Evercore Partners, over a period of several months as part of a process to elicit an offer that would maximise shareholder value, engaged with both potential trade and private equity buyers to ascertain their interest in acquiring GlobeOp. The GlobeOp Board established a committee of Independent Directors to oversee this process.

On 6 January 2012, GlobeOp confirmed to the market that it was in discussions with TPG and Advent, and a public deadline for their bids was set for 2 February 2012. Following this announcement, certain other potential bidders, including SS&C, approached GlobeOp to undertake due diligence and participate in the process.

Shortly before the public deadline of 2 February 2012 and as part of the process, TPG and Advent put forward proposals to the Independent Directors and undertook a further final round of bidding, following which the TPG Offer of 435 pence per GlobeOp Share was the best and highest offer available to GlobeOp Shareholders.

TPG’s proposal was conditional on certain members of GlobeOp’s management team continuing to operate the business and remaining involved in GlobeOp as significant equity investors. After the final round of bidding had concluded, the Independent Directors authorised TPG to commence discussions with the management team regarding compensation and their ongoing participation in the business.

Having considered a number of factors (which are set out in detail in Part I of the TPG Offer Document), the Independent Directors recommended the TPG Offer on 1 February 2012, and the TPG Offer Document was posted to GlobeOp Shareholders on 15 February 2012.

The Independent Directors have been providing due diligence access to SS&C since 14 January 2012. On 23 February 2012, SS&C made a proposal to the Independent Directors regarding a cash offer. Following further discussions, SS&C made an improved offer of 485 pence per GlobeOp Share on 6 March 2012.

On 8 March 2012, SS&C announced that the Independent Directors had indicated that, subject to the finalisation of the terms and conditions of the offer, they would be willing to recommend an offer by SS&C at this level.

In considering whether to recommend the Offer, the Independent Directors have taken into account, inter alia, the factors set out in the TPG Offer Document and the following additional factors:

•	that the Offer Price, which at 485 pence per GlobeOp Share represents a premium of:

(i)	11.5 per cent. to the TPG Offer price announced on 1 February 2012;

(ii)	65.5 per cent to the Closing Price of 293 pence per GlobeOp Share on 5 January 2012 (being the last Business Day prior to the announcement of a possible offer for the Company); and

(iii)	77.6 per cent. to the volume weighted average Closing Price of approximately 273 pence per GlobeOp Share for the three month period to 5 January 2012;

•	the fact that the Offer is conditional on Bidco acquiring only 70 per cent. of the voting rights in GlobeOp; and

•	the credibility and track record of SS&C in successfully completing acquisitions.

Whilst the Independent Directors are no longer recommending the TPG Offer, as at the date of this announcement that offer still remains open for acceptances and has not lapsed. In this context, the Independent Directors believe that it is in the best interests of the Company and its shareholders for the general meeting of GlobeOp Shareholders convened for 19 March 2012, to proceed as planned. The Independent Directors continue to recommend that GlobeOp Shareholders vote in favour of the proposed resolutions as set out in the TPG Offer Document, as they intend to do in respect of their own shareholdings.

The Independent Directors intend to continue to work with TPG and any other party interested in making an offer for the Company. There can be no certainty that a revised offer from TPG or any other offer will be forthcoming. Unless and until a superior offer is made, the Independent Directors intend to recommend GlobeOp Shareholders to accept the SS&C Offer.

5.	Financing of the Offer

The cash consideration payable under the Offer is being financed by a combination of SS&C’s existing cash resources and new facilities.

US$825 million is to be provided to SS&C and US$542 million is to be provided to Bidco under a facility arranged by Deutsche Bank Securities, Inc., Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

Deutsche Bank confirms that it is satisfied that sufficient resources are available to Bidco to satisfy in full the cash consideration payable to GlobeOp Shareholders under the terms of the Offer.

Under the credit agreement between (among others) Bidco and Deutsche Bank AG New York Branch, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, dated on or about the date hereof (the “Credit Agreement”), Bidco has agreed that, other than with the consent of the Initial Lenders (as defined in the Credit Agreement), (a) save as required to do so by the Panel or by applicable law, it will not amend, waive or modify in whole or in part any of the terms or conditions of the Offer in any material respect where such amendment, waiver or modification could reasonably be expected to materially and adversely affect the interests of the Lenders (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement); (b) it will not otherwise permit the Offer to be declared unconditional as to acceptances until Bidco has received acceptances in respect of GlobeOp Shares such that, following acquisition of those GlobeOp Shares, Bidco would hold, together with any GlobeOp Shares otherwise held or acquired by Bidco (or acquired subject only to the Offer being declared wholly unconditional), 60 per cent. or more in nominal value of the GlobeOp Shares; and (c) unless permitted in accordance with (a) and (b) above or required to do so by the Panel, the Takeover Code or any applicable court, it will not declare, accept or treat as satisfied any condition of the Offer where it is not actually satisfied or has not been complied with.

6.	Information relating to SS&C

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. More than 5,000 financial services organisations, from the world’s largest to local financial services organisations, manage and account for their investments using SS&C’s products and services. These clients manage in the aggregate over US$16 trillion in assets.

7.	Information relating to Bidco

Bidco is an indirect wholly owned subsidiary of SS&C incorporated in Luxembourg on 17 August 2011. The current directors of Bidco are Patrick J. Pedonti, David N. Reid and Christophe Maillard.

Further details in relation to Bidco will be contained in the Offer Document.

8.	Information relating to GlobeOp

GlobeOp is an independent financial administrator specialising in middle and back-office services and integrated risk reporting to hedge funds, managed accounts and fund of funds. GlobeOp also provides expertise to asset management firms and other sectors, including family wealth offices, insurance companies, pension plans, corporate treasuries and banks.

The Company was established in 2000 and listed on the London Stock Exchange in July 2007. GlobeOp now has about 200 clients covered from 11 offices in 5 countries with over 2,200 employees. Assets under administration have grown to US$174 billion as at 31 December 2011.

9.	Confidentiality and Other Offer Related Arrangements

SS&C and GlobeOp entered into a confidentiality agreement on 12 January 2012 (the “Confidentiality Agreement”) pursuant to which SS&C has undertaken to keep confidential information relating to GlobeOp and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation. These confidentiality obligations will remain in force for a period of two years from the date of the Confidentiality Agreement.

In addition, Bidco, SS&C and GlobeOp entered into a co-operation agreement on 14 March 2012 (the “Co-operation Agreement”) pursuant to which, inter alia, (i) GlobeOp and Bidco have agreed to work together to satisfy the regulatory and anti-trust Conditions; (ii) Bidco has provided a warranty to the effect that it has no knowledge of any activities, conduct or undertaking that would be likely to result in regulatory consents not being obtained and a warranty, for the purposes of the anti-trust Conditions, about the lack of any horizontal or vertical overlaps currently existing in the businesses of GlobeOp and Bidco that would result in regulatory consents not being obtained; (iii) Bidco has undertaken to take all reasonable actions necessary to fulfil any undertakings, orders or agreements required by any regulatory or antitrust authority; (iv) Bidco has agreed that GlobeOp may purchase D&O insurance run-off cover for any directors and officers of GlobeOp who cease to hold office following completion of the Offer; and (v) GlobeOp and Bidco have agreed to work together to implement appropriate proposals in relation to the GlobeOp Employee Share Schemes. SS&C has guaranteed the obligations of Bidco under the Cooperation Agreement.

10.	Opening Position Disclosure

Since neither Bidco nor any member of the SS&C Group nor any party acting or deemed to be acting in concert with Bidco, has any interest in relevant securities in GlobeOp, no Opening Position Disclosure was made under Rule 8.1(a) of the Takeover Code.

11.	Management, employees and locations

Following the Offer becoming wholly unconditional, SS&C will systematically seek to integrate the respective SS&C and GlobeOp businesses (including the sales, accounting, finance, legal, IT, human resources and marketing functions).

SS&C will seek to maintain an appropriately sized employee base in order to implement its strategy whilst seeking to avoid unnecessary overlap with its existing facilities. Accordingly, where appropriate, SS&C will seek to derive available cost synergies from duplicate facilities and this is likely to result in a limited reduction in headcount. The SS&C directors are of the view, however, that the acquisition of GlobeOp will provide greater opportunities for most employees of the enlarged group.

On the client side, SS&C’s most senior executives intend to meet in person with every significant client of the GlobeOp business.

SS&C has no intention to redeploy the fixed assets of GlobeOp or effect a material change in any conditions of employment and has confirmed to the Independent Directors that the existing employment rights, including pension rights, of all GlobeOp employees will be safeguarded upon the Offer becoming wholly unconditional. Discussions between SS&C and GlobeOp’s senior executives about their respective roles in the enlarged group, and the terms of their employment, have yet to take place. SS&C is confident, however, of being able to integrate those senior executives of GlobeOp that wish to remain with the business.

12.	Share Option Schemes

The Offer will extend to any GlobeOp Shares which are transferred or sold from treasury or unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date as Bidco may, subject to the rules of the Takeover Code or with the consent of the Panel, decide) including shares issued or transferred from treasury pursuant to the exercise of options or the vesting of awards granted under the GlobeOp Employee Share Schemes.

Participants in the GlobeOp Employee Share Schemes will be contacted regarding the effect of the Offer on their rights under the GlobeOp Employee Share Schemes and pursuant to Rule 15 of the Takeover Code, appropriate proposals will be made to participants in the GlobeOp Employee Share Schemes in due course.

13.	Squeeze-out, delisting and cancellation of trading

If Bidco receives acceptances under the Offer in respect of, and/or otherwise acquires, 95 per cent. or more of the GlobeOp Shares by nominal value and voting rights attaching to such shares to which the Offer relates, Bidco intends to exercise its rights pursuant to the provisions of article 15(2) of the Luxembourg law of 19 May 2006 to squeeze-out the remaining GlobeOp Shares.

After the Offer becomes or is declared unconditional in all respects and if Bidco has by virtue of its shareholdings and acceptances of the Offer acquired, or agreed to acquire, issued share capital representing at least 75 per cent. of the voting rights of GlobeOp, Bidco intends to procure the making of an application by GlobeOp for cancellation, respectively, of the trading in GlobeOp Shares on the London Stock Exchange’s market for listed securities and of the listing of GlobeOp Shares on the Official List. A notice period of not less than 20 Business Days prior to the cancellation will commence on the date on which the Offer becomes or is declared unconditional in all respects provided Bidco has attained 75 per cent. or more of the voting rights as described above or otherwise as soon as Bidco attains 75 per cent. or more of the voting rights of GlobeOp as described above. Delisting would significantly reduce the liquidity and marketability of any GlobeOp Shares not assented to the Offer.

14.	Offer Document

It is expected that the Offer Document and the Form of Acceptance will be published as soon as practicable and, in any event, (save with the consent of the Panel) within 28 days of this announcement. The Offer Document and Form of Acceptance will be made available to all GlobeOp Shareholders at no charge to them.

The Offer Document, when published, will contain important information on the Offer and how GlobeOp Shareholders may accept it and, accordingly, GlobeOp Shareholders are urged to read the Offer Document and any accompanying Form of Acceptance when published.

15.	Conditions of the Offer

The Offer will be subject to the Conditions and further terms set out in Appendix 1 to this announcement and to be set out in the Offer Document and Form of Acceptance which include (i) approvals and consents received from the FSA, the Central Bank of Ireland, the Cayman Islands Monetary Authority and the submission of an application to the Financial Industry Regulatory Authority in sufficient time, and (ii) the satisfaction of all merger control requirements under the laws of the United States.

16.	Display documents

Copies of the following documents will be available on SS&C’s website at www.ssctech.com and GlobeOp’s website at www.globeop.com by no later than noon on 15 March 2012:

(a)	the documents relating to the financing of the Offer referred to in paragraph 5 above;

(b)	the Co-operation Agreement; and

(c)	the Confidentiality Agreement.

With the consent of the Panel, which has been given, under Rule 26.1 of the Takeover Code, from the time of publishing the Offer Document, the side letter relating to the market flex provision relating to the financing of the Offer will be made available on SS&C’s website at www.ssctech.com and GlobeOp’s website at www.globeop.com.

17.	General

This announcement does not constitute an offer or an invitation to purchase or subscribe for any securities.

The Offer will be on the terms and subject to the conditions set out herein and in Appendix 1, and to be set out in the Offer Document and Form of Acceptance.

The availability of the Offer to persons not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves about and observe any applicable requirements.

Enquiries:

Deutsche Bank (Financial Adviser and Corporate Broker to SS&C) Omar Faruqui James Ibbotson James Agnew (Corporate Broking)	+44 (0) 20 7545 8000

RLM Finsbury Faeth Birch Sarah Heald	+ 44 (0) 20 7251 3801 + 44 (0) 7768 943 171 + 44 (0) 7771 982 101

Evercore Partners (Financial Adviser to GlobeOp) Edward Banks Andrew Price	+44 (0) 20 7268 2700

BofA Merrill Lynch (Corporate Broker to GlobeOp) Andrew Tusa Marcus Jackson	+44 (0) 20 7996 1000

Espirito Santo Investment Bank (Corporate Broker to GlobeOp) Peter Tracey Richard Crawley James Staveley	+44 (0) 20 7456 9191

Brunswick Group LLP (Media enquiries to GlobeOp) Gill Ackers Sheena Shah	+44 (0) 20 7404 5959

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser to SS&C and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than SS&C and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Evercore Partners, through Evercore Group and Evercore International, is acting exclusively for GlobeOp and no one else in connection with the Offer and will not be responsible to anyone other than GlobeOp for providing the protections afforded to clients of Evercore Partners or for providing advice in connection with the Offer or any matter referred to herein. Evercore Group is a broker-dealer registered with the US Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority in the United States. Evercore International is authorised and regulated in the United Kingdom by the FSA.

Merrill Lynch International is authorised and regulated in the United Kingdom by the FSA and is acting as corporate broker to GlobeOp and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than GlobeOp for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Execution Noble & Co Limited, trading as Espirito Santo Investment Bank, is authorised and regulated in the United Kingdom by the FSA and is acting as corporate broker to GlobeOp and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than GlobeOp for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities pursuant to this announcement or otherwise. The Offer will be made solely by the Offer Document and the Form of Acceptance accompanying the Offer Document, when issued, which will contain the full terms and conditions of the Offer, including details of how the Offer may be accepted.

This announcement has been prepared for the purpose of complying with English law, the Takeover Code and Luxembourg law and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and Luxembourg.

Overseas Shareholders

The distribution of this announcement in jurisdictions other than the United Kingdom or the United States and the availability of the Offer to GlobeOp Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States or GlobeOp Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about, and observe, any applicable requirements.

Unless otherwise determined by Bidco or required by the Takeover Code and permitted by applicable law and regulation, the Offer is not being, and will not be, made, directly or indirectly, in or into or by the use of the mails of, or by any other means or instrumentality (including, without limitation, electronic mail, facsimile transmission, telex, telephone, internet or other forms of electronic communication) of interstate or foreign commerce of, or any facility of a national state or other securities exchange of any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

Accordingly, unless otherwise determined by Bidco or required by the Takeover Code and permitted by applicable law and regulation, copies of this announcement and all documents relating to the Offer are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction and persons receiving this announcement (including, without limitation, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in, into or from such jurisdiction. Any person (including, without limitation, any custodian, nominee and trustee) who would, or otherwise intends to, or who may have a contractual or legal obligation to, forward this announcement and/or the Offer Document and/or any other related document to any jurisdiction outside the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction.

Residents of the United States

GlobeOp is a company organised under the laws of Luxembourg. The Offer is made to all shareholders of GlobeOp and is made solely pursuant to English law, the Takeover Code and Luxembourg law and, in the United States, in compliance with the applicable provisions of Section 14(e) and Regulation 14E under the Exchange Act and otherwise in accordance with the requirements of the Takeover Code. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and law. The Offer is not made or intended to be made pursuant to the provisions of any other law.

In accordance with normal UK market practice, Bidco, or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, GlobeOp Shares outside the Offer before or during the period in which the Offer remains open for acceptance. Those purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom. If such purchases or arrangements to purchase are made they will be made outside the United States and will comply with applicable law, including the Exchange Act.

Forward-looking statements

This announcement, including information included or incorporated by reference in this announcement, may contain “forward-looking statements” concerning the Wider SS&C Group and/or the Wider GlobeOp Group. Generally, the words “will”, “may”, “should”, “continue”, “believes”, “expects”, “intends”, “anticipates” or similar expressions identify forward-looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested by them. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions and the behaviours of other market participants, and therefore undue reliance should not be placed on such statements which speak only as at the date of this announcement. Neither the Wider SS&C Group nor the Wider GlobeOp Group assume any obligation to, and do not intend to, update these forward-looking statements, except as required pursuant to applicable law.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Please be aware that addresses, electronic addresses and certain information provided by GlobeOp Shareholders, persons with information rights and other relevant persons for the receipt of communications from GlobeOp may be provided to Bidco during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.12(c).

Publication on Website

This announcement and the display documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available on Bidco’s website at www.ssctech.com and on GlobeOp’s website at www.globeop.com by no later than 12 noon on 15 March 2012.

APPENDIX 1

CONDITIONS AND FURTHER TERMS OF THE OFFER

The Offer is subject to the shared jurisdiction of the Panel and the Luxembourg Commission for the Supervision of the Financial Sector. The terms of the Offer, which is made by Bidco, comply with the Takeover Code with regard to consideration and procedural matters (as defined in paragraph 3(a) of the Introduction to the Takeover Code). Matters relating to employee information and company law matters (in particular the percentage of voting rights which confer control and any derogation from the obligation to launch a mandatory offer, as well as the conditions under which GlobeOp may undertake any actions which might result in the frustration of the Offer) are governed by Luxembourg corporate law and the provisions of the Takeovers Law, as the case may be.

The Offer and any acceptance thereof will be governed by English law and be subject to the exclusive jurisdiction of the courts of England and to the Conditions set out herein and in the Offer Document and the Form of Acceptance.

1.	Conditions of the Offer

The Offer will be subject to the following conditions:

Acceptance condition

(a)	valid acceptances being received (and not, where permitted, withdrawn) by not later than the First Closing Date of the Offer (or such later time(s) and/or date(s) as Bidco may, with the consent of the Panel or in accordance with the Takeover Code, decide) in respect of GlobeOp Shares that, together with any GlobeOp Shares which Bidco may have otherwise acquired, constitute not less than 70 per cent. (or such lesser percentage as Bidco may decide) (1) of the capital carrying voting rights in GlobeOp and (2) of the voting rights in GlobeOp, provided that this Condition 1(a) shall not be satisfied unless Bidco and/or any other members of the SS&C Group shall have acquired or agreed to acquire, in each case (whether pursuant to the Offer or otherwise), directly or indirectly, GlobeOp Shares carrying in aggregate more than 50 per cent. of the voting rights then normally exercisable at general meetings of GlobeOp and provided further that, unless Bidco otherwise determines, this Condition 1(a) shall be capable of being satisfied only at a time when all other Conditions 1(b) to 1(n) inclusive have either been satisfied or, to the extent permitted, waived.

For the purpose of this Condition 1(a):

(i)	all percentages of voting rights, share capital and relevant securities are to be calculated by reference to the relevant percentage held and in issue outside treasury; and

(ii)	GlobeOp Shares which have been unconditionally allotted but not issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights which they will carry on being entered into the register of members of GlobeOp;

Regulatory conditions

(b)	the FSA giving notice in writing under section 189(4) of FSMA, in terms satisfactory to Bidco (acting reasonably), of its approval (or being treated as having given its approval by virtue of section 189(6) of FSMA) of Bidco and any other relevant persons affiliated to Bidco in respect of any acquisition of, or increase in control over (as defined in sections 181 and 182 of FSMA), any member of the Wider GlobeOp Group which is a UK authorised person (as defined in section 191G(1) of FSMA), which in either case would result from implementation of the Offer and the FSA not having cancelled or varied, and not having notified (or intimated that it may notify) any proposal to cancel or vary, any permission (within the meaning of FSMA) held by any such authorised person at 14 March 2012;

(c)	the Cayman Islands Monetary Authority having formally (and unconditionally or on terms satisfactory to Bidco (acting reasonably)) approved the acquisition of the shares of GlobeOp Financial Services (Cayman) Limited (or an interest in those shares) by Bidco and any relevant affiliate of Bidco which would be deemed to be acquiring an interest in those shares (as required by s13(1) of the Mutual Funds Law (2009 Revision) (as amended) (of the Cayman Islands));

(d)	either (A) the Central Bank of Ireland having formally approved in writing (unconditionally or on terms satisfactory to Bidco (acting reasonably)) the acquiring transaction (as such term is defined in the Investment Intermediaries Act 1995 (as amended)) in respect of GlobeOp Financial Services (Ireland) Limited, which is authorised by the Central Bank of Ireland under the Investment Intermediaries Act 1995 (as amended), or (B) three months having elapsed during which the Central Bank of Ireland has not refused to approve of the acquiring transaction (such period beginning on the date on which the Central Bank of Ireland first receives a notification under section 39 of the Investment Intermediaries Act 1995 (as amended) or, where the Central Bank of Ireland requests further information from the person or persons concerned under section 39(4) of the Act, the date of receipt by the Central Bank of Ireland of such information), whichever first occurs;

(e)	GlobeOp Markets Limited having submitted an application to the Financial Industry Regulatory Authority in connection with a change in ownership or control as required by NASD Rule 1017 and at least 30 days having elapsed;

UK merger control

(f)

the Office of Fair Trading deciding, in terms satisfactory to Bidco, not to refer the proposed acquisition of GlobeOp by any member of the Wider SS&C Group to the UK Competition Commission and either: (i) the four week period for making an application for review by the Competition Appeal Tribunal (“CAT”) of a decision in relation to the proposed acquisition having expired without any such application having been made; or (ii) where such an application has been made, the CAT having dismissed such application or, if the CAT quashes the decision not to refer and remits the matter to the Office of Fair Trading (“OFT”), the OFT having made a further decision not to refer in terms reasonably satisfactory to Bidco and any further rights of appeal having been exhausted, or periods for review of such further decision having expired;

US merger control

(g)	all filings having been made and all or any applicable waiting and other time periods (including extensions thereto) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations thereunder having expired, lapsed or been terminated as appropriate in respect of the Offer and the acquisition of any shares in, or control of, GlobeOp by Bidco, or any matters arising therefrom;

Other third party clearances

(h)	no Regulatory Authority (other than a Regulatory Authority referred to in Condition 1(b) to (e) inclusive) having decided to take, instituted, implemented or threatened any action, proceedings, suit, investigation or enquiry or enacted, made or proposed any statute, regulation or order or otherwise taken any other step or done any thing, and there not being outstanding any statute, legislation or order, that would or might reasonably be expected to:

(i)	prohibit, or in any material respect, restrict, restrain, delay, impose additional conditions or obligations with respect to, or otherwise interfere in a way which is material in the context of the Offer with the implementation of, the Offer or the acquisition of any GlobeOp Shares by Bidco or any matters arising therefrom;

(ii)	result in a material delay in the ability of Bidco, or render Bidco unable, to acquire some or all of the GlobeOp Shares;

(iii)	require, prevent, delay or affect the divestiture by the Wider SS&C Group or the Wider GlobeOp Group of all or any portion of their businesses, assets or property or of any GlobeOp Shares or other securities in GlobeOp or impose any material limitation on the ability of any of them to conduct their respective businesses or own their respective assets or properties or any material part thereof which, in any such case, is material to the Wider GlobeOp Group as a whole, or in the context of the Offer;

(iv)	impose any material limitation on the ability of any member of the Wider SS&C Group to acquire or hold or exercise effectively, directly or indirectly, all rights of all or any of the GlobeOp Shares (whether acquired pursuant to the Offer or otherwise) which, in any such case, is material to the Wider GlobeOp Group as a whole, or in the context of the Offer;

(v)	require any member of the Wider SS&C Group or the Wider GlobeOp Group to offer to acquire any shares or other securities or rights thereover in any member of the Wider GlobeOp Group owned by any third party;

(vi)	make the Offer or its implementation or the proposed acquisition of GlobeOp or any member of the Wider GlobeOp Group of any GlobeOp Shares or any other shares or securities in, or control of, GlobeOp, illegal, void or unenforceable in or under the laws of any jurisdiction;

(vii)	impose any material limitation on the ability of any member of the Wider SS&C Group or Wider GlobeOp Group to co-ordinate its business, with the business of any other member of the Wider SS&C Group or the Wider GlobeOp Group which, in any such case, is material to the Wider GlobeOp Group as a whole, the Wider SS&C Group as a whole, or in the context of the Offer; or

(viii)	otherwise materially and adversely affect any or all of the businesses, assets, prospects or profits of any member of the Wider SS&C Group or the Wider GlobeOp Group or the exercise of rights of shares of any company in the GlobeOp Group which, in any such case, is material to the Wider GlobeOp Group as a whole, the Wider SS&C Group as a whole, or in the context of the Offer, and all applicable waiting periods during which such Regulatory Authority could institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise intervene having expired, lapsed or been terminated;

(i)

all necessary material authorisations, orders, grants, consents, clearances, licences, permissions and approvals, in any jurisdiction, deemed reasonably necessary or appropriate by Bidco for or in respect of the Offer, the proposed acquisition of any shares or securities in, or control of, GlobeOp or any member of the Wider GlobeOp Group by any member of the Wider SS&C Group or the carrying on of the business of or any member of the Wider GlobeOp Group or the Wider SS&C Group or any matters arising therefrom being obtained in terms reasonably satisfactory to Bidco from all appropriate Regulatory Authorities (other than a Regulatory Authority referred to in Condition 1(b) to (e) inclusive or (without prejudice to the generality of the foregoing) from any persons or bodies with whom the Wider GlobeOp Group or the Wider SS&C Group has entered into contractual arrangements and such authorisations, orders, grants, consents, clearances, licences, permissions and approvals remaining in full force and effect and there being no intimation of any intention to revoke, suspend, materially and adversely restrict, materially and adversely modify or not to renew the same and all necessary filings having been made, all appropriate waiting and other time periods (including extensions thereto) in respect of the Offer under any applicable legislation and regulations in any jurisdiction having expired, lapsed or been terminated and all necessary statutory or regulatory obligations in any jurisdiction in respect of the Offer or the proposed acquisition of GlobeOp by Bidco or of any GlobeOp Shares or any matters arising therefrom having been complied with, except where failure to have any such consent, authorisations, orders, grants, consents, clearances, licences, permissions or approvals would not be material in the context of the Wider GlobeOp Group taken as a whole or in the context of the Offer;

(j)	no Regulatory Authority (other than a Regulatory Authority referred to in Condition 1(b) to (e) inclusive) or any other party with whom or any member of the Wider GlobeOp Group has any contractual or other material business relationship notifying Bidco that the interests held by or any member of the Wider GlobeOp Group under licences, leases, consents, permits and other rights will be materially and adversely amended or otherwise materially affected by the Offer or the proposed acquisition of GlobeOp or any matters arising therefrom, or that such licences, leases, consents, permits and other rights will not remain in full force and effect and that there is any intention to revoke or materially and adversely amend any of the same on the part of such Regulatory Authority or other party which, in any such case, is material to the Wider GlobeOp Group as a whole, or in the context of the Offer;

Confirmation of absence of adverse circumstances

(k)	save as Disclosed prior to 14 March 2012 (being the date of this announcement), there being no provision of any Relevant Instrument which, as a consequence of (i) the Offer or (ii) any acquisition of GlobeOp Shares carried out as contemplated by the Offer, might reasonably be expected to have the result that:

(i)	any monies borrowed by, or other indebtedness, actual or contingent, of, or grant available to, any member of the Wider GlobeOp Group becomes or is capable of being declared repayable immediately or earlier than the repayment date stated in such agreement, instrument or other arrangement or the ability of any member of the Wider GlobeOp Group to borrow moneys or incur indebtedness is withdrawn, inhibited or adversely affected;

(ii)	any mortgage, charge or other security interest is created over the whole or any material part of the business, property or assets of any member of the Wider GlobeOp Group or any such security (whenever arising) becomes enforceable;

(iii)	any such Relevant Instrument is terminated or materially and adversely modified or affected or any onerous obligation arises thereunder;

(iv)	the value of any member of the Wider GlobeOp Group or its financial or trading position is materially prejudiced or materially adversely affected;

(v)	any material asset or, other than in the ordinary course of business, any asset of the Wider GlobeOp Group being or falling to be charged or disposed of;

(vi)	the rights, liabilities, obligations or interests or business of any member of the Wider GlobeOp Group in or with any other person, firm or company (or any arrangement relating to such interest or business) is terminated, modified or adversely affected; or

(vii)	any member of the Wider GlobeOp Group ceases to be able to carry on business under any name under which it currently does so, in each case which is material in the context of the Wider GlobeOp Group taken as a whole in the context of the Offer;

No material transactions, claims or changes in the conduct of the business of the GlobeOp Group

(l)	no member of the Wider GlobeOp Group having since 31 December 2010 (being the date to which the Annual Report and Accounts were made up) and save as Disclosed prior to 14 March 2012 (being the date of this announcement):

(i)	issued or agreed to issue or authorised or proposed the issue of additional shares of any class or issued or authorised or proposed the issue of or granted securities convertible into or rights, warrants or options to subscribe for or acquire such shares or convertible securities or redeemed, purchased or reduced or announced any intention to do so or made any other change to any part of its share capital;

(ii)	sold or transferred or agreed to sell or transfer any Treasury Shares;

(iii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any dividend, bonus or other distribution;

(iv)	other than pursuant to the implementation of the Offer, authorised or proposed or announced its intention to propose any merger or acquisition or disposal or transfer of assets or shares or any change in its share or loan capital which, in any such case, is material to the Wider GlobeOp Group as a whole, the Wider SS&C Group taken as a whole;

(v)	issued or authorised or proposed the issue of any debentures or incurred or increased any indebtedness or contingent liability in each case to an extent which is material to the Wider GlobeOp Group;

(vi)	disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset or entered into or varied any contract, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is of a long term or unusual nature or which involves or could involve an obligation of a nature or magnitude which is material (or authorised, proposed or announced any intention to do so) which, in any such case, is material to the Wider GlobeOp Group as a whole or in the context of the Offer;

(vii)	entered into or varied or proposed to enter into or vary any contract, reconstruction, amalgamation, arrangement or other transaction which is of a long term or unusual an onerous nature or is otherwise than in the ordinary course of business, and which in each such case is material to the Wider GlobeOp Group taken as a whole;

(viii)	entered into, or materially varied the terms of, or made any offer (which remains open) to enter into or materially vary the terms of, any contract or agreement with any of the directors or senior executives of any member of the Wider GlobeOp Group;

(ix)	taken or proposed any corporate action or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues;

(x)	waived, compromised or settled any claim other than in the ordinary course of business, which is material in the context of the Wider GlobeOp Group taken as a whole, or the Offer;

(xi)	made any amendment to its articles of association or other incorporation or constitutional documents which is material in the context of the Offer;

(xii)	made or agreed or consented to:

(I)	any significant change to:

(1)	the terms of the trust deeds and rules constituting the pension scheme(s) established for its directors, employees or their dependants; or

(2)	the benefits which accrue or to the pensions which are payable thereunder; or

(3)	the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined; or

(4)	the basis upon which the liabilities (including pensions) or such pension schemes are funded or made; or

(II)	any significant change to the trustees including the appointment of a trust corporation, which is, in each such case, material in the context of the Wider GlobeOp Group, or the Offer;

(xiii)	entered into any contract, transaction or arrangement which is or may reasonably be expected to be restrictive to a material extent on the business of the Wider GlobeOp Group or the Wider SS&C Group;

(xiv)	entered into any contract, commitment or agreement or made any offer (which remains open for acceptance) with respect to any of the transactions or events referred to in this Condition (m); or

(xv)	been unable or admitted in writing that it is unable to pay its debts generally or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which, in any such case, is material to the Wider GlobeOp Group as a whole, or in the context of the Offer;

(m)	since 31 December 2010 (being the date to which the Annual Report and Accounts were made up) and save as otherwise Disclosed prior to 14 March 2012 (being the date of this announcement):

(i)	no litigation, arbitration, prosecution or other legal proceedings which could reasonably be expected to have a material impact on the Wider GlobeOp Group having been instituted, announced or threatened or become pending or remained outstanding by or against any member of the Wider GlobeOp Group or to which any member of the Wider GlobeOp Group is or may reasonably be expected to become a party (whether as claimant, defendant or otherwise);

(ii)	no material adverse change having occurred in the business, assets, financial or trading position, profits or prospects of any member of the Wider GlobeOp Group;

(iii)	no investigation by or complaint or reference to any Regulatory Authority having been threatened, announced, implemented or instituted or remaining outstanding against or in respect of any member of the Wider GlobeOp Group;

(iv)	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider GlobeOp Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider GlobeOp Group taken as a whole, which, in each such case, is material to the Wider GlobeOp Group as a whole, or in the context of the Offer; and

(n)	save as Disclosed prior to 14 March 2012 (being the date of this announcement), Bidco not having discovered that:

(i)	any member of the Wider GlobeOp Group is subject to any material liability, actual or contingent, which is not disclosed in the Annual Report and Accounts (or which is materially greater than as disclosed in such report and accounts) and which is material in the context of the Wider GlobeOp Group taken as a whole or the Offer;

(ii)	any member of the Wider GlobeOp Group has failed to comply in all material respects with all applicable legislation or regulations of any jurisdiction with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or to harm human health or otherwise relating to environmental matters (which non-compliance might give rise to any liability (whether actual or contingent) on the part of any member of the Wider GlobeOp Group), or that there has otherwise been any such disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations and wherever the same may have taken place) which in any such case might give rise to any liability (whether actual or contingent) on the part of any member of the Wider GlobeOp Group and which liability is material to the Wider GlobeOp Group taken as a whole;

(iii)	there is or is likely to be any material liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any member of the Wider GlobeOp Group under any environmental legislation, regulation, notice, circular or order of any Regulatory Authority, in each such case to an extent which is material in the context of the Wider GlobeOp Group taken as a whole;

(iv)	circumstances exist (whether as a result of the making of the Offer or otherwise) which might lead to any Regulatory Authority instituting or requiring any member of the Wider GlobeOp Group or the Wider SS&C Group to institute, an environmental audit or take any other steps which in any such case will reasonably be expected to result in any actual or contingent liability to improve or install new plant or equipment or make good, repair, re-instate or clean up any land or other asset now or previously owned, occupied or made use of by any member of the Wider GlobeOp Group which in each case is material to the Wider GlobeOp Group taken as a whole; or

(v)	circumstances exist whereby a class of persons might reasonably be expected to have any material claim in respect of any product now or previously sold by any member of the Wider GlobeOp Group, which is material in the context of the Wider GlobeOp Group taken as a whole.

2.	Waiver of Conditions

(a)	Bidco reserves the right to waive all or any of Conditions, in whole or in part, except Condition 1(a).

(b)	Except with the consent of the Panel, the Offer will lapse unless Conditions 1(b) to (n) (inclusive) of the Offer are fulfilled or, if capable of waiver, waived or, where appropriate, have been determined by Bidco in its reasonable opinion to be or to remain satisfied by midnight on the date which is 21 days after the later of the First Closing Date and the date on which Condition 1(a) is satisfied.

(c)	Bidco shall be under no obligation to waive or treat as fulfilled any of Conditions 1(b) to (n) (inclusive) by a date earlier than the latest date specified above for the fulfilment or satisfaction thereof notwithstanding that the other Conditions of the Offer may at such earlier date have been waived, fulfilled or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment or satisfaction.

3.	Further Terms of the Offer

(a)	If Bidco is required by the Panel to make an offer for the GlobeOp Shares under the provisions of Rule 9 of the Takeover Code, or a mandatory offer for GlobeOp Shares under applicable Luxembourg law, Bidco may make such alterations to the terms and conditions of the Offer as are necessary to comply with the provisions of applicable rule or law.

(b)	If the Offer lapses it will cease to be capable of further acceptance. GlobeOp Shareholders who have accepted the Offer shall cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

(c)	Bidco reserves the right for any other member of Bidco Group from time to time to make the Offer or otherwise implement the acquisition of GlobeOp.

(d)	Under the Offer, GlobeOp Shares will be acquired by Bidco fully paid and free from all liens, equities, equitable interests, charges, encumbrances, options, rights of pre-emption and any other third party rights or interests of any nature whatsoever and together with all rights attaching to them as at the date of this announcement or subsequently attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made, on or after the date of this announcement. Accordingly, insofar as a dividend and/or a distribution and/or a return of capital is proposed, declared, made, paid or payable by GlobeOp in respect of a GlobeOp Share on or after the date of this announcement, Bidco reserves the right to reduce by the amount of the dividend and/or distribution and/or return of capital, the price payable under the Offer in respect of a GlobeOp Share, except insofar as the GlobeOp Share is or will be transferred pursuant to the Offer on a basis which entitles Bidco alone to receive the dividend and/or distribution and/or return of capital but if that reduction in price has not been effected, the person to whom the Offer Price is paid in respect of that GlobeOp Share, will be obliged to account to Bidco for the amount of such dividend and/or distribution and/or return of capital.

(e)	The Offer will be on the terms and will be subject, amongst other things, to the Conditions which are set out in this Appendix 1 and those terms which will be set out in the Offer Document and the Form of Acceptance and such further terms as may be required to comply with the applicable rules and regulations of the London Stock Exchange, the Takeover Code and the Takeovers Law. This announcement does not constitute, or form part of, an offer of invitation to purchase the GlobeOp Shares or any other securities.

(f)	Unless otherwise determined by Bidco or required by the Takeover Code and permitted by applicable law and regulation, the Offer is not being, and will not be made, directly or indirectly, in or into or by the use of the mails of, or by any other means or instrumentality (including, without limitation, facsimile transmission, telex, telephone, internet or other forms of electronic transmission) of interstate or foreign commerce of, or by any facility of a national, state or other securities exchange of any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

(g)	The Offer will lapse if it is referred to the UK Competition Commission before the later of 1.00 p.m. (London time) on the First Closing Date of the Offer and the date on which the Offer becomes or is declared unconditional as to acceptances. If the Offer so lapses, the Offer will cease to be capable of further acceptance and persons accepting the Offer and Bidco will cease to be bound by forms of acceptance submitted on or before the time when the Offer lapses.

(h)	The Offer and any acceptance thereof will be governed by English law and be subject to the jurisdiction of the English courts and to the Conditions set out herein and in the formal Offer Document and the Form of Acceptance. The Offer will comply with the applicable rules and regulations of the London Stock Exchange, the Takeover Code and the Takeovers Law.

(i)	If Bidco waives, in whole or in part, all or any of the Conditions above (excluding Condition 1(a)), as set out in paragraph 2(a) above Bidco will extend the Offer Period and take such further action as required by the Takeover Code or other applicable law.

APPENDIX 2

SOURCES AND BASES OF INFORMATION

Unless otherwise stated in this announcement:

1.	the value of approximately £572 million attributed to the issued and to be issued share capital of GlobeOp is based on 107,364,101 GlobeOp Shares in issue on 13 March 2012 and the 10,538,317 GlobeOp Shares to be issued on the expected vesting of awards and exercise of options granted under all GlobeOp Employee Share Schemes and is net of the expected proceeds (where relevant) to GlobeOp from exercise of those options;

2.	the £ : US$ exchange rate used in this announcement has been derived from Bloomberg and is based on the exchange as at 5pm London time on 13 March 2012 (the last Business Day prior to this announcement), being £1 : US$ 1.5726; and

3.	all prices for GlobeOp Shares have been derived from the London Stock Exchange Daily Official List and represent Closing Prices on the relevant date(s).

APPENDIX 3

DEFINITIONS

The following definitions apply throughout this document unless the context otherwise requires:

“Advent”	Advent International Corporation

“Annual Report and Accounts”	the annual report and audited accounts of GlobeOp for the year ended 31 December 2010

“associated undertaking”	shall be construed in accordance with paragraph 19 of Schedule 6 to The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410) but for this purpose ignoring paragraph 19(1)(b) of Schedule 6 to those regulations)

“Bidco”	SS&C Technologies Holdings Europe S.à r.l., an indirect wholly owned subsidiary of SS&C

“Business Day”	a day, not being a public holiday, Saturday or Sunday, on which clearing banks in London are open for normal business

“Closing Price”	the closing middle market price of a GlobeOp Share as derived from the Daily Official List on any particular date

“Conditions”	the conditions of the Offer, set out in Appendix 1 to this announcement and to be set out in the Offer Document, and “Condition” means any one of them

“Confidentiality Agreement”	the confidentiality agreement between SS&C and GlobeOp dated 12 January 2012

“Cooperation Agreement”	the cooperation agreement between Bidco and GlobeOp in relation to the Offer

“CREST”	the relevant system (as defined in the Regulations) in respect of which Euroclear is the operator (as defined in CREST)

“Depositary”	Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom

“Depositary Interest”	the dematerialised depositary interests issued by the Depositary which are transferred through the CREST system and represent the underlying GlobeOp Shares that are held on trust for the holders of the depositary interests

“Daily Official List”	means the daily official list of the London Stock Exchange

“Data Room”	means the documents and information disclosed in the on-line data room hosted by GlobeOp, and the hard copy documents and information provided to Bidco or its advisers by GlobeOp or its advisers prior to the release of this announcement

“Deutsche Bank”	Deutsche Bank AG, London Branch

“Disclosed”	means publicly announced by GlobeOp prior to the date of this announcement (by delivery of an announcement to a Regulatory Information Service) or as otherwise fairly disclosed in the Data Room or to SS&C or Bidco or their respective advisers by GlobeOp or its advisers in writing prior to the date of this announcement

“Euroclear”	Euroclear UK & Ireland Limited

“First Closing Date”	5pm (London time) on the date which is 20 US Business Days after the day of posting the Offer Document

“Form of Acceptance”	the Form of Acceptance and Authority for use by GlobeOp Shareholders in connection with the Offer

“FSA”	Financial Services Authority or its successor from time to time

“FSMA”	the Financial Services and Markets Act 2000 (as amended from time to time)

“GlobeOp”	GlobeOp Financial Services S.A.

“GlobeOp Directors” or “GlobeOp Board”	the directors of GlobeOp at the relevant time

“GlobeOp Employee Share Schemes”	the 2005 Stock Option Plan A, the 2004 Stock Option Plan A and the 2004 Stock Option Plan B each in respect of GlobeOp Financial Services (India) Private Limited, GlobeOp Financial Services LLC, GlobeOp Financial Services Limited and GlobeOp Risk Services Limited, the legacy E share options granted in 2003 and the GlobeOp Long Term Incentive Plan

“GlobeOp Group”	GlobeOp and its subsidiary undertakings and where the context permits, each of them

“GlobeOp Share(s)”	the existing unconditionally allotted or issued and fully paid shares of USD 0.12 each in the capital of the Company (including such shares represented by Depositary Interests) and any further shares which are unconditionally allotted or issued before the date on which the Offer closes (or such earlier date or dates, not being earlier than the date on which the Offer becomes or is declared unconditional as to acceptances or, if later, the First Closing Date, as Bidco may decide) but excluding in both cases any such shares held or which become held in treasury

“GlobeOp Shareholder(s)”	holders of GlobeOp Shares

“IFRS”	international accounting standards and international financial reporting standards and interpretations thereof, approved or published by the International Accounting Standards Board and adopted by the European Union

“Independent Directors”	the independent directors of GlobeOp, being Edward Nicoll, David Gelber, Eileen Fusco and Arun Seth

“London Stock Exchange”	London Stock Exchange plc or its successor

“Offer” or the “SS&C Offer”	the recommended cash offer to be made by Bidco at the Offer Price to acquire the entire issued and to be issued share capital of GlobeOp on the terms and subject to the conditions set out in the Offer Document and the Form of Acceptance including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer and includes any election available in connection with it

“Offer Document”	the document containing and setting out the terms and conditions of the Offer

“Offer Period”	the period commencing on (and including) 6 January 2012 and ending on whichever of the following dates shall be the latest: (i) 5 p.m. on the First Closing Date; (ii) the date on which the Offer becomes or is declared unconditional as to acceptances or (iii) the date on which the Offer lapses

“Offer Price”	485 pence per GlobeOp Share

“Official List”	the Official List of the FSA

“Panel”	the Panel on Takeovers and Mergers

“PORTIA”	the assets of Thomson Reuters (Markets) LLC’s PORTIA business

“Regulations”	the Uncertificated Securities Regulations 2001

“Regulatory Authority”	any government or governmental, quasi governmental, supranational, statutory or regulatory body, or any court, institution, investigative body, association, trade agency or professional or environmental body or (without prejudice to the generality of the foregoing) any other person or body in any jurisdiction

“Regulatory Information Service”	any information service authorised from time to time by the FSA for the purpose of disseminating regulatory announcements

“Relevant Instrument”	agreement, instrument, permit, licence or other arrangement to which any member of the Wider GlobeOp Group is a party

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Offer is sent or made available to GlobeOp Shareholders in that jurisdiction

“SS&C”	SS&C Technologies Holdings, Inc.

“SS&C Group”	SS&C and its subsidiary undertakings and where the context permits, each of them

“subsidiary”, “subsidiary undertaking” and “undertaking”	shall be construed in accordance with the Companies Act 2006

“Takeover Code”	the City Code on Takeovers and Mergers issued by the Panel, as amended from time to time

“Takeovers Law”	the Luxembourg law governing takeover bids, dated 19 May 2006, implementing Directive 2004/25/EC of the European Parliament

“TPG”	TPG Capital, L.P.

“TPG Offer”	the offer for the entire issued and to be issued share capital of GlobeOp made by Geo 3 & Co. S.C.A. a newly-established partnership indirectly owned by TPG Partners VI-AIV, L.P. announced on 1 February 2012 and made by means of an offer document dated 15 February 2012

“TPG Offer Document”	the document containing and setting out the terms of the TPG Offer which was sent to GlobeOp Shareholders on 15 February 2012

“Treasury Shares”	shares in GlobeOp held as treasury shares in accordance with Luxembourg law

“UK” or “United Kingdom”	United Kingdom of Great Britain and Northern Ireland

“US Business Day”	a day not being a public holiday, Saturday or Sunday, on which clearing banks in New York are open for normal business

“Wider GlobeOp Group”	GlobeOp and associated undertakings and any other body corporate, partnership, joint venture or person in which the GlobeOp and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent

“Wider SS&C Group”	SS&C and associated undertakings and any other body corporate, partnership, joint venture or person in which SS&C and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent

All times referred to are London time unless otherwise stated.